UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2024

Booking Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue	Norwalk	Connecticut	06854
(Address of principal executive offices)			(zip code)

Registrant's telephone number, including area code: (203) 299-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered:
Common Stock par value $0.008 per share	BKNG	The NASDAQ Global Select Market
2.375% Senior Notes Due 2024	BKNG 24	The NASDAQ Stock Market LLC
0.100% Senior Notes Due 2025	BKNG 25	The NASDAQ Stock Market LLC
4.000% Senior Notes Due 2026	BKNG 26	The NASDAQ Stock Market LLC
1.800% Senior Notes Due 2027	BKNG 27	The NASDAQ Stock Market LLC
0.500% Senior Notes Due 2028	BKNG 28	The NASDAQ Stock Market LLC
3.625% Senior Notes Due 2028	BKNG 28A	The NASDAQ Stock Market LLC
4.250% Senior Notes Due 2029	BKNG 29	The NASDAQ Stock Market LLC
3.500% Senior Notes Due 2029	BKNG 29A	The NASDAQ Stock Market LLC
4.500% Senior Notes Due 2031	BKNG 31	The NASDAQ Stock Market LLC
3.625% Senior Notes Due 2032	BKNG 32	The NASDAQ Stock Market LLC
4.125% Senior Notes Due 2033	BKNG 33	The NASDAQ Stock Market LLC
4.750% Senior Notes Due 2034	BKNG 34	The NASDAQ Stock Market LLC
3.750% Senior Notes Due 2036	BKNG 36	The NASDAQ Stock Market LLC
4.000% Senior Notes Due 2044	BKNG 44	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Booking Holdings Inc. (the "Company") in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023, the Company has appointed Ewout L. Steenbergen as its Executive Vice President and Chief Financial Officer effective as of March 15, 2024. As of Mr. Steenbergen's commencement of employment, David I. Goulden no longer serves as the Company's Chief Financial Officer.

On April 4, 2024, the Company and Mr. Goulden entered into a letter agreement (the "Letter Agreement Amendment") to amend their previous letter agreement dated February 23, 2023. This Letter Agreement Amendment supersedes a prior letter agreement amendment dated as of January 18, 2024, which was previously filed with the Commission on January 19, 2024. The Letter Agreement Amendment, among other things:

(i) provides that Mr. Goulden will continue in employment as Executive Vice President of Finance, on a full-time basis, through May 31, 2024, rather than through March 4, 2024, to assist in Mr. Steenbergen’s transition (the “Subsequent Employment Period”);

(ii) provides that Mr. Goulden will continue in employment on a part-time basis from June 1, 2024 through December 31, 2024 (the “Part-Time Employment Period”); and

(iii) adjusts the period during which Mr. Goulden may subsequently serve the Company in a different role to commence on January 1, 2025.

The Letter Agreement Amendment provides that Mr. Goulden will continue to receive a base salary of $630,000 during the Subsequent Employment Period and will receive a base salary of $315,000 during the Part-Time Employment Period. Mr. Goulden will also be eligible for a cash bonus under the Company’s Amended and Restated Annual Bonus Plan for the year ending December 31, 2024, at the target bonus level that applied to him while he served as Chief Financial Officer, as applied to his base salary actually earned in 2024.

The above description of the Letter Agreement Amendment is a summary and is qualified by reference to the Letter Agreement Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K, and which is incorporated by reference.

Item 9.01.           Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Letter Agreement Amendment, dated April 4, 2024 by and between the Company and David I. Goulden.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKING HOLDINGS INC.

By:	/s/ Peter J. Millones
	Name:	Peter J. Millones
	Title:	Executive Vice President and General Counsel

Date:  April 5, 2024